UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2020

Dyne Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39509	36-4883909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 786-8230

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	DYN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2020, Dyne Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with BP3-BOS1 1560 Trapelo Road LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 68,187 square feet of office and laboratory space located at 1560 Trapelo Road, Waltham, Massachusetts (the “Premises”).

Under the terms of the Lease, the Landlord has agreed to make certain leasehold improvements to the Premises to suit the Company’s use (the “Improvements”). The term of the Lease commences on the earlier of (1) the date the Company commences it business operations in the Premises and (2) the date the Improvements are substantially completed and necessary occupancy permits are obtained (the “Commencement Date”). The Lease will have a term of approximately eight years and six months. The Company’s obligation for the payment of base rent for the Premises begins six months after the Commencement Date and will be $383,551.88 per month and will increase by approximately 3% per annum, up to a maximum monthly base rent of $471,720.43 during the term of the Lease. The Company has two options to the extend the term of the Lease each for a period of an additional five years.

In connection with its entry into the Lease and as a security deposit, the Company will deposit with the Landlord a letter of credit in the amount of approximately $2.3 million, which may be reduced to approximately $1.9 million on the 24-month anniversary of the Commencement Date. The Company also has the right to replace the letter of credit with a cash security deposit.

The Landlord has the right to terminate the Lease upon specified events of default, including the Company’s failure to pay rent in a timely manner and upon the occurrence of certain events of insolvency with respect to the Company. The Company may also terminate the Lease if the Premises are not ready for occupancy within a specified time period after the anticipated Commencement Date.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease, by and between Dyne Therapeutics, Inc. and BP3-BOS1 1560 Trapelo Road LLC, dated as of December 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNE THERAPEUTICS, INC.

Date: December 9, 2020	By:	/s/ Joshua Brumm
		Name:	Joshua Brumm
		Title:	President and Chief Executive Officer